Exhibit 99.1

Independent Bank Corp. Reports First Quarter Net Income of $12.2 Million

Strong Fundamentals Drive 8% Increase in Earnings Per Share

ROCKLAND, Mass.--(BUSINESS WIRE)--April 12, 2012--Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced net income of $12.2 million for the first quarter of 2012, or $0.56 on a diluted earnings per share basis. The results of the first quarter 2012 represent an increase of $0.04, or 7.7%, on a diluted earnings per share basis as compared to the fourth quarter of 2011. The Company’s organic customer growth continues to be strong, fueling deposit, loan and fee income growth.

Christopher Oddleifson, President and Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company, stated: “Starting the year with a terrific quarter provides momentum for the rest of 2012. While the current interest rate environment remains challenging, we’re running on all cylinders right now to counter its impact - with customer growth driving strong business volumes and profitability.”

BALANCE SHEET

Total assets of $5.0 billion at March 31, 2012 are up $15.5 million from the prior quarter and $340.0 million, or 7.3%, as compared to the year ago period.

Total loans rose to $3.9 billion at March 31, 2012, an increase of 8.0% from the prior quarter, on an annualized basis, and continue to be led by robust volumes in the commercial loan and first position home equity loan portfolios. The Company has consistently generated steady loan growth, as customers continue to realize that Rockland Trust’s high level of service, industry expertise, and flexible lending solutions are an attractive alternative to national banks.

Deposits increased by 7.1%, on an annualized basis, to $3.9 billion at March 31, 2012, as compared to the prior quarter. Core deposits increased by $74.1 million to $3.3 billion during the quarter and grew to 83.9% of total deposits. The Company’s cost of total deposits continued its steady decline to 0.29%, down 2 basis points from the prior quarter, reflecting management’s emphasis on core deposits, as new core relationships replace single service certificates of deposits.

The securities portfolio of $563.0 million increased by $44.5 million during the quarter as a result of purchases made to increase securities available for collateral purposes.

Stockholders’ equity at March 31, 2012 increased by 2.1% to $478.9 million as compared to December 31, 2011. The Tier 1 leverage capital ratio at March 31, 2012 remained strong at 8.77%, maintaining the Company’s well-capitalized position.

NET INTEREST INCOME

Net interest income of $41.9 million remained consistent when compared to the prior quarter. The net interest margin in the first quarter of 2012 increased to 3.82%, as compared to 3.78% in the linked quarter, as excess liquidity was largely deployed into higher yielding loans and securities. The margin also benefited from the prepayment of higher cost wholesale borrowings in the prior quarter.

NONINTEREST INCOME

The Company recorded noninterest income of $13.9 million during the first quarter of 2012 which represents a $406,000, or 2.8%, decrease from the prior quarter. Significant changes in noninterest income included the following:

  Service charges on deposit accounts decreased by $365,000, or 8.6%, due to lower overdraft fees.
  Interchange and ATM fees increased by $316,000, or 15.4%, due to strong debit card income growth related to successful sales and marketing programs.
  Investment management revenue increased by $341,000, or 10.6%. Assets under administration in the investment management division were $2.0 billion at March 31, 2012, an increase of $328.3 million, or 19.9% as compared to the linked quarter.
  Mortgage banking income decreased by $230,000, or 14.7%, due to lower volumes of mortgage originations.
  Other noninterest income decreased by $373,000. This was largely due to reduced loan level interest rate swap activity in the quarter, resulting in a revenue decline of $524,000 partially offset by a gain on the purchase of Massachusetts historical tax credit certificates of $176,000.

NONINTEREST EXPENSE

The Company recorded noninterest expense of $37.4 million during the first quarter of 2012 which represents a $406,000, or 1.1% increase from the prior quarter. Significant changes in noninterest expense included the following:

  Salaries and employee benefits increased by $743,000, or 3.6%, due to increases in payroll taxes and stock compensation, partially offset by a decrease in incentive program accruals.
  Occupancy and equipment expense increased by $330,000, or 8.3%, due primarily to increases in winter-related costs of $115,000 and added equipment depreciation expense of $79,000, due to the installation of new image-enabled ATMs.
  Noninterest expense in the prior quarter was impacted by the prepayment of $28.0 million of borrowings, resulting in a prepayment penalty of $757,000, pre-tax. There were no prepayment penalties on borrowings in the first quarter of 2012.

The Company generated a return on average assets and a return on average common equity in the first quarter of 2012 of 1.00% and 10.31% respectively, as compared to 0.91% and 9.45% for the quarter ended December 31, 2011.

ASSET QUALITY

The Company continued to maintain a solid credit profile during the quarter. The provision for loan losses was $1.6 million for the first quarter compared to $3.8 million for the quarter ended December 31, 2011. The provision for loan loss exceeded net charge-offs in both periods. For the quarter, net charge-offs decreased to $1.5 million, or 0.16%, on an annualized basis of average loans compared to $2.8 million, or 0.30%, for the quarter ended December 31, 2011. Nonperforming loans increased to $31.6 million, or 0.82% of total loans at March 31, 2012, from $29.0 million, or 0.76% of total loans, at December 31, 2011. Nonperforming assets totaled $40.7 million at the end of the first quarter compared to $37.1 million in the linked quarter. Delinquency as a percentage of loans decreased to 0.92% at March 31, 2012 compared to 1.01% at December 31, 2011.

The allowance for loan losses was $48.3 million at March 31, 2012, slightly above the prior quarter levels. The Company’s allowance for loan losses was 1.25% and 1.27% as a percentage of total loans at March 31, 2012 and December 31, 2011, respectively.

Christopher Oddleifson and Denis K. Sheahan, Chief Financial Officer, of Independent Bank Corp. and Rockland Trust Company, will host a conference call to discuss first quarter earnings at 10:00 a.m. Eastern Time on Friday, April 13, 2012. Internet access to the call is available on the Company’s website at www.RocklandTrust.com or by telephonic access by dial-in at 1-877-317-6789 reference: INDB. A replay of the call will be available by calling 1-877-344-7529. Replay Pass code: 10012384. The webcast replay will be available until April 13, 2013.

Independent Bank Corp., which has Rockland Trust Company as a wholly-owned bank subsidiary, has approximately $5.0 billion in assets. Rockland Trust offers a wide range of commercial banking products and services, retail banking products and services, business and consumer loans, insurance products and services, and investment management services. To find out why Rockland Trust is the bank Where Each Relationship Matters®, visit www.RocklandTrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Operating earnings, which is a non-GAAP financial measure, excludes gain or loss due to items that management does not believe are related to its core banking business, such as gains or losses on the sales of securities, merger and acquisition expenses, and other items. The Company’s management uses operating earnings to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by gains or losses which management deems not to be core to the Company’s operations. The Company has included information on operating earnings because management believes that investors may find it useful to have access to the same analytical tool used by management and may also find that it facilitates the comparison of the Company to other companies in the financial services industry. Non-GAAP operating earnings should not be viewed as a substitute for operating results determined in accordance with GAAP. An item which management deems to be non-core and excludes when computing non-GAAP operating earnings can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP operating earnings are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY

				% Change	% Change
CONSOLIDATED BALANCE SHEETS	March 31, 2012	December 31, 2011	March 31, 2011	Mar. 2012 vs. Dec. 2011	Mar. 2012 vs. Mar. 2011

Assets
Cash and Due From Banks	$57,658	$58,301	$49,242	-1.10%	17.09%
Interest Earning Deposits with Banks	75,865	179,203	17,042	-57.67%	345.16%
Fed Funds Sold	2,269	-	417	100.00%	444.12%
Securities
Trading Assets	-	8,240	8,521	-100.00%	-100.00%
Securities Available for Sale	362,109	305,332	341,362	18.60%	6.08%
Securities Held to Maturity	200,921	204,956	239,305	-1.97%	-16.04%
Total Securities	563,030	518,528	589,188	8.58%	-4.44%

Loans Held for Sale	22,846	20,500	8,643	11.44%	164.33%
Loans
Commercial and Industrial	599,603	575,716	508,839	4.15%	17.84%
Commercial Real Estate	1,853,711	1,847,654	1,770,324	0.33%	4.71%
Commercial Construction	148,034	128,904	123,428	14.84%	19.94%
Small Business	79,937	78,509	80,817	1.82%	-1.09%
Total Commercial	2,681,285	2,630,783	2,483,408	1.92%	7.97%
Residential Real Estate	402,910	416,570	462,110	-3.28%	-12.81%
Residential Construction	13,291	9,631	3,256	38.00%	308.20%
Consumer - Home Equity - 1st Position	425,245	381,766	305,715	11.39%	39.10%
Consumer - Home Equity - 2nd Position	310,578	314,297	314,012	-1.18%	-1.09%
Total Consumer Real Estate	1,152,024	1,122,264	1,085,093	2.65%	6.17%
Total Other Consumer	36,447	41,343	59,873	-11.84%	-39.13%
Total Loans	3,869,756	3,794,390	3,628,374	1.99%	6.65%
Less - Allowance for Loan Losses	(48,340)	(48,260)	(46,444)	0.17%	4.08%
Net Loans	3,821,416	3,746,130	3,581,930	2.01%	6.69%
Federal Home Loan Bank Stock	33,564	35,854	35,854	-6.39%	-6.39%
Bank Premises and Equipment	49,678	48,252	46,481	2.96%	6.88%
Goodwill and Core Deposit Intangible	140,323	140,722	141,951	-0.28%	-1.15%
Other Assets	219,090	222,750	175,035	-1.64%	25.17%
Total Assets	$4,985,739	$4,970,240	$4,645,783	0.31%	7.32%

Liabilities and Stockholders' Equity
Deposits
Demand Deposits	$1,015,231	$992,418	$837,705	2.30%	21.19%
Savings and Interest Checking Accounts	1,501,826	1,473,812	1,348,242	1.90%	11.39%
Money Market	803,744	780,437	724,203	2.99%	10.98%
Time Certificates of Deposit	624,912	630,162	674,776	-0.83%	-7.39%
Total Deposits	3,945,713	3,876,829	3,584,926	1.78%	10.06%
Borrowings
Federal Home Loan Bank and Other Borrowings	194,580	229,701	280,123	-15.29%	-30.54%
Wholesale Repurchase Agreements	50,000	50,000	50,000	0.00%	0.00%
Customer Repurchase Agreements	147,678	166,128	134,738	-11.11%	9.60%
Junior Subordinated Debentures	61,857	61,857	61,857	0.00%	0.00%
Subordinated Debentures	30,000	30,000	30,000	0.00%	0.00%
Total Borrowings	484,115	537,686	556,718	-9.96%	-13.04%
Total Deposits and Borrowings	4,429,828	4,414,515	4,141,644	0.35%	6.96%
Other Liabilities	77,048	86,668	56,154	-11.10%	37.21%
Stockholders' Equity
Common Stock	213	213	212	0.00%	0.47%
Additional Paid in Capital	235,381	233,878	230,581	0.64%	2.08%
Retained Earnings	247,097	239,452	217,443	3.19%	13.64%
Accumulated Other Comprehensive Loss, Net of Tax	(3,828)	(4,486)	(251)	-14.67%	1425.10%
Total Stockholders' Equity	478,863	469,057	447,985	2.09%	6.89%
Total Liabilities and Stockholders' Equity	$4,985,739	$4,970,240	$4,645,783	0.31%	7.32%

CONSOLIDATED STATEMENTS OF INCOME	Three Months Ended
				% Change	% Change
	March 31, 2012	December 31, 2011	March 31, 2011	Mar. 2012 vs. Dec. 2011	Mar. 2012 vs. Mar. 2011

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$33	$81	$17	-59.26%	94.12%
Interest and Dividends on Securities	4,556	4,592	5,606	-0.78%	-18.73%
Interest on Loans	43,077	43,533	43,216	-1.05%	-0.32%
Interest on Loans Held for Sale	130	176	119	-26.14%	9.24%
Total Interest Income	47,796	48,382	48,958	-1.21%	-2.37%
INTEREST EXPENSE
Interest on Deposits	2,739	2,907	3,485	-5.78%	-21.41%
Interest on Borrowed Funds	3,204	3,621	4,000	-11.52%	-19.90%
Total Interest Expense	5,943	6,528	7,485	-8.96%	-20.60%
Net Interest Income	41,853	41,854	41,473	0.00%	0.92%
Less - Provision for Loan Losses	1,600	3,800	2,200	-57.89%	-27.27%
Net Interest Income after Provision for Loan Losses	40,253	38,054	39,273	5.78%	2.50%
NONINTEREST INCOME
Service Charges on Deposit Accounts	3,889	4,254	3,959	-8.58%	-1.77%
Interchange and ATM Fees	2,368	2,052	1,702	15.40%	39.13%
Investment Management	3,563	3,222	3,216	10.58%	10.79%
Mortgage Banking Income	1,330	1,560	1,047	-14.74%	27.03%
Increase in Cash Surrender Value of Life Insurance Policies	713	847	706	-15.82%	0.99%
Gross Change on Write-Down of Certain Investments to Fair Value	274	(48)	249	-670.83%	10.04%
Less: Portion of Other-Than-Temporary Impairment Losses Recognized in OCI	(274)	9	(289)	-3144.44%	-5.19%
Net Loss on Write-Down of Certain Investments to Fair Value	-	(39)	(40)	-100.00%	-100.00%
Other Noninterest Income	2,046	2,419	2,008	-15.42%	1.89%
Total Noninterest Income	13,909	14,315	12,598	-2.84%	10.41%
NONINTEREST EXPENSE
Salaries and Employee Benefits	21,436	20,693	20,252	3.59%	5.85%
Occupancy and Equipment Expenses	4,300	3,970	4,575	8.31%	-6.01%
Data Processing and Facilities Management	1,175	1,063	1,638	10.54%	-28.27%
FDIC Assessment	749	736	1,291	1.77%	-41.98%
Prepayment Fee on Borrowings	-	757	-	-100.00%	n/a
Other Noninterest Expense	9,698	9,733	8,726	-0.36%	11.14%
Total Noninterest Expense	37,358	36,952	36,482	1.10%	2.40%
INCOME BEFORE INCOME TAXES	16,804	15,417	15,389	9.00%	9.19%
PROVISION FOR INCOME TAXES	4,621	4,248	4,201	8.78%	10.00%
NET INCOME	$12,183	$11,169	$11,188	9.08%	8.89%

BASIC EARNINGS PER SHARE	$0.57	$0.52	$0.53	9.62%	7.55%
DILUTED EARNINGS PER SHARE	$0.56	$0.52	$0.52	7.69%	7.69%
BASIC AVERAGE SHARES	21,561,006	21,484,695	21,298,257
DILUTED AVERAGE SHARES	21,585,487	21,504,053	21,344,339

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	3.82%	3.78%	4.02%
Return on Average Assets	1.00%	0.91%	0.98%
Return on Average Common Equity	10.31%	9.45%	10.24%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
NET INCOME	$12,183	$11,169	$11,188	9.08%	8.89%
Noninterest Expense Components, net of tax
Add - Prepayment Fees on Borrowings	-	448	-

NET OPERATING EARNINGS	$12,183	$11,617	$11,188	4.87%	8.89%

Diluted Earnings Per Share, on an Operating Basis	$0.56	$0.54	$0.52	3.70%	7.69%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
	Three Months Ended
				% Change	% Change
	March 31, 2012	December 31, 2011	March 31, 2011	Mar. 2012 vs. Dec. 2011	Mar. 2012 vs. Mar. 2011

Noninterest Income GAAP	$13,909	$14,315	$12,598	-2.84%	10.41%
Add - Other-Than-Temporary-Impairment on Securities	-	39	40	-100.00%	-100.00%
Noninterest Income as Adjusted	$13,909	$14,354	$12,638	-3.10%	10.06%

Noninterest Expense GAAP	$37,358	$36,952	$36,482	1.10%	2.40%
Less - Prepayment Fee on Borrowings	-	(757)	-	-100.00%	n/a
Noninterest Expense as Adjusted	$37,358	$36,195	$36,482	3.21%	2.40%

ASSET QUALITY	Nonperforming Assets At			Net Charge-Offs For the Three Months Ending
	March 31, 2012	December 31, 2011	March 31, 2011	March 31, 2012	December 31, 2011	March 31, 2011

Nonperforming Loans
Commercial & Industrial Loans	$2,429	$1,883	$3,011	($185)	$361	$686
Small Business Loans	544	542	617	118	132	238
Commercial Real Estate Loans	15,015	13,109	9,229	604	1,246	602
Residential Real Estate Loans	10,465	9,867	7,299	109	69	122
Installment Loans - Home Equity	2,773	3,130	2,589	737	692	74
Installment Loans - Other	420	422	652	137	318	289
Total Nonperforming Loans / Total Net Charge-offs	$31,646	$28,953	$23,397	$1,520	$2,818	$2,011
Nonaccrual Securities	1,400	1,272	1,054
Other Assets in Possession	92	266	59
Other Real Estate Owned	7,598	6,658	9,346
Nonperforming Assets	$40,736	$37,149	$33,856

Nonperforming Loans/Gross Loans	0.82%	0.76%	0.64%
Allowance for Loan Losses/Nonperforming Loans	152.75%	166.68%	198.50%
Gross Loans/Total Deposits	98.07%	97.87%	101.21%
Allowance for Loan Losses/Total Loans	1.25%	1.27%	1.28%

Net charge-offs to average loans (quarter annualized)				0.16%	0.30%	0.23%

Nonperforming Assets Reconciliation	Three Months Ending March 31, 2012	Three Months Ending December 31, 2011	Three Months Ending March 31, 2011
Nonperforming Assets Beginning Balance	$37,149	$36,647	$31,493
New to Nonperforming	8,803	9,279	9,046
Loans Charged-Off	(1,944)	(3,155)	(2,484)
Loans Paid-Off	(1,172)	(821)	(1,934)
Loans Transferred to Other Real Estate Owned/Other Assets	(1,503)	(650)	(3,061)
Loans Restored to Accrual Status	(1,870)	(2,296)	(1,116)
New to Other Real Estate Owned	1,503	650	3,061
Sale of Other Real Estate Owned	(1,587)	(2,508)	(457)
Other	1,357	3	(692)
Nonperforming Assets Ending Balance	$40,736	$37,149	$33,856

Financial Ratios	March 31, 2012	December 31, 2012	March 31, 2011
Book Value per Common Share	$22.16	21.82	$20.93
Tangible Common Book Value per Share (proforma to include the tax deductibility of goodwill) - Non-GAAP	$16.59	$16.21	$15.26
Tangible Common Capital/Tangible Assets	6.99%	6.80%	6.79%
Tangible Common Capital/Tangible Asset (proforma to include the tax deductibility of goodwill) - Non-GAAP	7.37%	7.18%	7.22%

Capital Adequacy
Tier one leverage capital ratio (1)	8.77%	8.61%	8.48%
Tier one common ratio (1)	9.17%	9.16%	8.83%
(1) Estimated number for March 31, 2012

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited - Dollars in Thousands)	Three Months Ended
	March 31, 2012			December 31, 2011			March 31, 2011
	Interest			Interest			Interest
	Average Balance	Earned/ Paid	Yield/ Rate	Average Balance	Earned/ Paid	Yield/ Rate	Average Balance	Earned/ Paid	Yield/ Rate

Interest-Earning Assets:
Interest Earning Deposits with Banks, Federal Funds Sold, and Short Term Investments	$53,228	$33	0.25%	$129,956	$81	0.25%	$27,652	$17	0.25%
Securities:
Trading Assets	5,490	38	2.78%	8,152	80	3.89%	8,124	63	3.15%
Taxable Investment Securities	530,323	4,489	3.40%	511,302	4,467	3.47%	568,933	5,430	3.87%
Non-taxable Investment Securities (1)	2,493	49	7.91%	4,066	76	7.42%	10,175	191	7.61%
Total Securities	538,306	4,576	3.42%	523,520	4,623	3.50%	587,232	5,684	3.93%
Loans Held for Sale	17,189	130	3.04%	23,237	176	3.00%	14,190	119	3.40%
Loans:
Commercial and Industrial	579,087	5,901	4.10%	562,638	5,917	4.17%	500,202	5,401	4.38%
Commercial Real Estate	1,848,121	22,734	4.95%	1,830,429	23,294	5.05%	1,749,292	23,197	5.38%
Commercial Construction	142,729	1,543	4.35%	122,518	1,417	4.59%	123,501	1,410	4.63%
Small Business	78,706	1,137	5.81%	77,477	1,136	5.82%	80,286	1,179	5.96%
Total Commercial	2,648,643	31,315	4.76%	2,593,062	31,764	4.86%	2,453,281	31,187	5.16%
Residential Real Estate	410,604	4,466	4.37%	426,442	4,721	4.39%	468,146	5,399	4.68%
Residential Construction	11,622	130	4.50%	7,703	88	4.53%	3,712	44	4.81%
Consumer - Home Equity	717,620	6,660	3.73%	673,509	6,370	3.75%	601,624	5,622	3.79%
Total Consumer Real Estate	1,139,846	11,256	3.97%	1,107,654	11,179	4.00%	1,073,482	11,065	4.18%
Total Other Consumer	38,698	771	8.01%	44,242	865	7.76%	64,066	1,229	7.78%
Total Loans	3,827,187	43,342	4.55%	3,744,958	43,808	4.64%	3,590,829	43,481	4.91%
Total Interest-Earning Assets	$4,435,910	$48,081	4.36%	$4,421,671	$48,688	4.37%	$4,219,903	$49,301	4.74%
Cash and Due from Banks	58,226			58,257			52,023
Federal Home Loan Bank Stock	35,275			35,854			35,854
Other Assets	367,401			357,871			320,658
Total Assets	$4,896,812			$4,873,653			$4,628,438
Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$1,424,455	$697	0.20%	$1,401,182	$768	0.22%	$1,289,201	$760	0.24%
Money Market	769,891	639	0.33%	742,344	687	0.37%	723,946	785	0.44%
Time Deposits	626,478	1,403	0.90%	624,458	1,453	0.92%	672,893	1,940	1.17%
Total interest-bearing deposits:	$2,820,824	$2,739	0.39%	$2,767,984	$2,908	0.42%	$2,686,040	$3,485	0.53%
Borrowings:
Federal Home Loan Bank and Other Borrowings	$226,365	$1,344	2.39%	$256,907	$1,731	2.67%	$338,218	$1,910	2.29%
Wholesale Repurchase Agreements	50,000	289	2.32%	50,000	292	2.32%	50,000	519	4.21%
Customer Repurchase Agreements	158,489	110	0.28%	163,738	125	0.30%	128,185	132	0.42%
Junior Subordinated Debentures	61,857	920	5.98%	61,857	925	5.93%	61,857	904	5.93%
Subordinated Debentures	30,000	541	7.25%	30,000	547	7.23%	30,000	535	7.23%
Total Borrowings	526,711	3,204	2.45%	562,502	3,620	2.55%	608,260	4,000	2.67%
Total Interest-Bearing Liabilities	$3,347,535	$5,943	0.71%	$3,330,486	$6,528	0.78%	$3,294,300	$7,485	0.92%
Demand Deposits	985,455			994,500			831,032
Other Liabilities	88,598			79,842			59,791
Total Liabilities	$4,421,588			$4,404,828			$4,185,123
Stockholders' Equity	475,224			468,825			443,315
Total Liabilities and Stockholders' Equity	$4,896,812			$4,873,653			$4,628,438

Net Interest Income		$42,138			$42,160			$41,816

Interest Rate Spread (2)			3.65%			3.59%			3.82%

Net Interest Margin (3)			3.82%			3.78%			4.02%

Supplemental Information:
Total Deposits, including Demand Deposits	$3,806,279	$2,739		$3,762,484	$2,908		$3,517,072	$3,485
Cost of Total Deposits			0.29%			0.31%			0.40%
Total Funding Liabilities, including Demand Deposits	$4,332,990	$5,943		$4,324,986	$6,528		$4,125,332	$7,485
Cost of Total Funding Liabilities			0.55%			0.60%			0.74%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $285, $306, and $343 for the three months ended March 31, 2012, December 31, 2011, and March 31, 2011, respectively.

(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

CONTACT:
Independent Bank Corp.
Chris Oddleifson, 781-982-6660
President and Chief Executive Officer
or
Denis K. Sheahan, 781-982-6341
Chief Financial Officer